FORM 10f-3

                             THE BLACKROCK FUNDS

                       Record of Securities Purchased
                   Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio: Managed Account Series:
High Income Portfolio (BATS-HINC), BlackRock Strategic
Bond Trust (BHD), BlackRock Core Bond Trust (BHK),
BlackRock High Yield Trust (BHY), BlackRock High
Income Fund (BR-HIINC), BlackRock High Yield Bond
Portfolio (BR-HIYLD), BlackRock High Income Portfolio
(Ins-Series) (BVA-HI), BlackRock High Income V.I. Fund
(Ins-Var Ser) (BVA-HY), BlackRock Corporate High Yield
Fund, Inc. (COY), BlackRock Corporate High Yield Fund
III, Inc. (CYE), BlackRock High Income Shares (HIS),
BlackRock Corporate High Yield Fund VI, Inc. (HYT),
BlackRock Corporate High Yield Fund V, Inc. (HYV)

2. 	Issuer:   Staples, Inc.

3.	Date of Purchase:  3/24/2009

4.	Underwriter from whom purchased:  Barclays Capital
Inc.

5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: PNC Capital Markets LLC

	a.	List Members of Underwriting Syndicate:
		Barclays Capital Inc., Banc of America
		Securities LLC, HSBC Securities (USA) Inc.,
		KeyBanc Capital Markets, Scotia Capital (USA)
		Inc., PNC Capital Markets LLC, Keefe,
		Bruyette & Woods, Inc.

6.	Aggregate principal amount purchased (out of total
offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): (BATS-HINC) $355,000 out of $500,000,000; (BHD) $345,000 out of $500,000,000;
(BHK) $1,435,000 out of $500,000,000; (BHY) $135,000
out of $500,000,000; (BR-HIINC) $3,805,000 out of
$500,000,000; (BR-HIYLD) $7,200,000 out of
$500,000,000; (BVA-HI) $160,000 out of $500,000,000;
(BVA-HY) $460,000 out of $500,000,000; (COY) $705,000
out of $500,000,000; (CYE) $735,000 out of
$500,000,000; (HIS) $360,000 out of $500,000,000;
(HYT) $1,180,000 out of $500,000,000; (HYV) $1,105,000
out of $500,000,000

7.	Aggregate principal amount purchased by funds advised
by BlackRock and any purchases by other accounts with
respect to which BlackRock has investment discretion
(out of the total offering) (if an equity offering,
list aggregate number of shares purchased (out of
total number of shares offered)): $40,000,000 out of
$500,000,000

8.	Purchase price (net of fees and expenses):  $100

9.	Date offering commenced (if different from Date of
Purchase):

10.	Offering price at end of first day on which any sales
were made:

11.	Have the following conditions been satisfied:
	Yes or No

	a.	The securities are part of an issue registered
		under the Securities Act of 1933, as amended, which is being offered to the public, or are Eligible
		Municipal Securities, or are securities sold in an Eligible Foreign Offering or are securities sold in an Eligible Rule 144A Offering or part of an issue
		of government securities.	YES

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.	YES

	c.	The underwriting was a firm commitment
		underwriting.	YES

	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting similar securities during the same period.
		YES

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less than three years
		(including the operations of predecessors).
		YES

	f.	Has the affiliated underwriter confirmed
      	that it will not receive any direct or indirect
      	benefit as a result of BlackRock's participation
      	in the offering?	YES

Approved by: _  Mitchell Garfin
Date:       _4/15/09___